CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust:

We consent to the use of our report dated July 3, 1998 for Evergreen Tax Free Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Boston, Massachusetts
September 28, 1998